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                                                                       Exhibit 3

                               NOVATION AGREEMENT

                                       AND

                   AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

                 This Novation Agreement and Amendment to Registration Rights Agreement (this "Agreement"), dated as of August 23, 2002, by and among The FINOVA Group Inc., a Delaware corporation (the "Company"), Berkadia LLC, a Delaware limited liability company ("Berkadia"), and Berkadia Equity Holdings LLC, a Delaware limited liability company ("Holdings"), relates to the Registration Rights Agreement, dated as of August 21, 2001 (the "Registration Rights Agreement"), by and between the Company and Berkadia. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement.

                                    Recitals

                 Whereas, Berkshire Hathaway Inc., a Delaware corporation, and Leucadia National Corporation, a New York corporation, each indirectly owns 50% of the membership interests in each of Berkadia and Holdings;

                 Whereas, Berkadia owns 61,020,581 shares of common stock of the Company;

                 Whereas, the Registration Rights Agreement grants Berkadia and its permitted transferees certain registration rights with respect to such common stock;

                 Whereas, concurrent with the execution and delivery of this Agreement by the parties hereto, Berkadia is transferring to Holdings all of its right, title, and interest to such common stock (the "Transaction") and, as a result of such transfer, will cease to hold any common stock of the Company; and

                 Whereas, in connection with the Transaction, the parties hereto wish for Holdings to replace Berkadia as a party to the Registration Rights Agreement, for Berkadia to withdraw as a party thereto, and for Holdings to be entitled to all of the rights and be subject to all of the obligations, in each case, of Berkadia set forth therein;

                 Now Therefore, in consideration of the premises and the mutual agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    Agreement

                 1. Novation. Effective upon the consummation of the Transaction, the Company, Berkadia, and Holdings hereby novate the Registration Rights Agreement, thereby extinguishing the contractual relationship thereunder between the Company and Berkadia and creating a new contractual relationship between the Company and Holdings on the same terms

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and conditions as set forth in the Registration Rights Agreement other than the replacement of Berkadia with Holdings as a party thereto and as otherwise set forth herein. For the avoidance of doubt, and without limiting the foregoing, upon such novation:

                 (a) Holdings shall be bound by the Registration Rights Agreement, be entitled to all of Berkadia's rights thereunder (including, without limitation, the registration rights set forth therein), and be subject to all of Berkadia's obligations thereunder, in each case, as if Holdings were the original party thereto;

                 (b) the Company shall recognize Holdings as the successor-in -interest of Berkadia under the Registration Rights Agreement;

                 (c) all references to Berkadia in the Registration Rights Agreement shall be deemed to refer to Holdings; and

                 (d) Berkadia shall be released from all obligations under the Registration Rights Agreement.

            2. Permitted Transfer. Notwithstanding anything in the Registration Rights Agreement to the contrary, including Section 11 thereof, the parties hereto agree to treat the Transaction as a transfer of Registrable Securities to a Permitted Transferee for the purposes of the Registration Rights Agreement.

            3. Amendment to Definition of Permitted Transferee. Section 1 of the Registration Rights Agreement is hereby amended to delete the definition of "Permitted Transferee" in its entirety and substitute the following in lieu thereof:

            "Permitted Transferee" means (a) Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), and/or Leucadia National Corporation, a New York corporation ("Leucadia"), or (b) any wholly-owned subsidiary of Berkshire and/or Leucadia.

            4. No Other Changes. Except as expressly set forth above, all of the provisions of the Registration Rights Agreement shall remain unchanged and in full force and effect.

            5. Miscellaneous. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall be one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

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                 In Witness Whereof, the undersigned have executed this
Agreement as of the date first written above.

                                        The Finova Group Inc.

                                        By:  /s/ Richard Lieberman
                                           ---------------------------
                                           Name: Richard Lieberman
                                           Title: Senior Vice President, General
                                                Counsel and Secretary

                                        Berkadia LLC

                                        By:  /s/ Marc D. Hamburg
                                           -----------------------
                                           Name: Marc D. Hamburg
                                           Title: President

                                        Berkadia Equity Holdings LLC

                                           By its members:

                                             BHF Berkadia Member Inc.

                                             By:  /s/ Marc D. Hamburg
                                                -------------------------
                                                Name: Marc D. Hamburg
                                                Title: President

                                                and

                                             WMAC Investors, Inc.

                                             By:  /s/ Joseph A. Orlando
                                                --------------------------
                                                Name: Joseph A. Orlando
                                                Title: Vice President